Exhibit 99.1

PO Box 10, Manitowoc, WI 54221-0010 For further information, contact: Deb Weyker, SVP Marketing Phone: (920) 652-3274, dweyker@bankfirst.com

NEWS RELEASE

[FOR RELEASE ON JANUARY 2, 2026]

Bank First Corporation Announces Completion of Centre 1 Bancorp, Inc. Acquisition

MANITOWOC, WI, January 2, 2026 – Bank First Corporation (Nasdaq: BFC) (“Bank First”) today announced it has completed its acquisition of Centre 1 Bancorp, Inc. (“Centre”), parent company of The First National Bank and Trust Company (“First National Bank and Trust”).

The closing marks an important milestone in bringing together two relationship-driven organizations. Effective immediately, Bank First is expanding its services to include trust and wealth management, integrating a skilled team from First National Bank and Trust. Customers now have access to a comprehensive suite of wealth planning, trust administration, and investment management services, provided by a team of professionals with deep expertise and a strong commitment to delivering personalized solutions.

First National Bank and Trust will continue to operate as a division of Bank First until the planned system conversion in May 2026. At that time, all locations will transition to the unified Bank First brand and digital banking platform. Throughout this process, customers will continue to work with familiar local teams, ensuring personalized service and a smooth transition as we move forward together.

The combined organization will operate 38 branch locations across Wisconsin and the Stateline area of Illinois, with approximately $6 billion in assets, strengthening its ability to serve individuals, businesses, and communities throughout the region.

Mike Molepske, Chairman and Chief Executive Officer of Bank First, stated, “This partnership brings together two long-standing, community-focused institutions committed to responsive, relationship-based banking. Together, we strengthen our ability to serve customers across Wisconsin and the Stateline area of Illinois with greater capabilities and expanded services.”

Following the closing, Steve Eldred, Chairman and Chief Executive Officer of Centre, will join the Board of Directors of Bank First and its banking subsidiary, Bank First, N.A.

Piper Sandler & Co. served as financial advisor to Bank First, and Alston & Bird LLP served as legal counsel. Hovde Group, LLC served as financial advisor to Centre, and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel.

Contact:
Bank First: Mike Molepske, Chairman & CEO, mmolepske@bankfirst.com, (920) 652-3202

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected returns and other benefits of the merger to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the merger on Bank First Corporation’s (“Bank First”) capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption from the merger with customers, suppliers, employee or other business partners, (3) the risk of successful integration of Centre’s business into Bank First, (4) the amount of the costs, fees, expenses and charges related to the merger, (5) reputational risk and the reaction of customers, suppliers, employees or other business partners to the merger, (6) the risk that the integration of Centre’s operations into the operations of Bank First will be materially delayed or will be more costly or difficult than expected, (7) the dilution caused by Bank First’s issuance of additional shares of its common stock in the merger transaction, (8) the diversion of management time on issues related to the merger, (9) the ability of Bank First to effectively manage the larger and more complex operations of the combined company following the merger, and (10) general competitive, economic, political and market conditions. Other relevant risk factors may be detailed from time to time in Bank First’s press releases and filings with the Securities and Exchange Commission. Consequently, no forward-looking statement can be guaranteed. Bank First undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. For any forward-looking statements made in this news release or any related documents, Bank First claims protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.